Exhibit 99.1
FOR IMMEDIATE RELEASE

Sunwin International, WILD Flavors and Domino Sugar
Collaborate to Leverage All Natural Sweetener Expertise

Domino Sugar and WILD Utilizing Sunwin Stevia™ will Offer the Broadest Sweetening Options
 For Taste, Price and Flavor Needs

QUFU, CHINA, ISELIN, NEW JERSEY, and ZUG, SWITZERLAND: May 17, 2011 – Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN), Domino Foods, Inc. (Domino Sugar), and WILD Flavors GmbH (WILD) have entered into an collaboration agreement to support the food and beverage industry by offering all natural sweeteners made from all natural products such as cane sugar, rice, malt and stevia.  The three companies have agreed to partner in an unprecedented fashion to focus their company’s efforts to introduce a wide range of all natural, low calorie and no calorie sweetening solutions that contain Sunwin Stevia™.  These innovative sweeteners can include both natural and artificial sweeteners plus sophisticated flavor modifiers based on the needs and demands of specific customers.

Domino Sugar is the largest marketer of refined sugar in the United States and its affiliates produce and market the nationally recognized Domino®, C&H® and Florida Crystals® brands.  In addition to the most comprehensive assortment of refined cane sugar products, Domino also produces brown rice syrup, evaporated cane juice, fondants, honey, invert sugar, malt, molasses, as well as flavor and texture modifiers.  Based on this wide assortment of sweeteners, Domino has built long-term, outstanding business relationships with many consumer product companies, retailers, foodservice operators and distributors.

WILD Flavors is a worldwide leader in natural flavor and ingredient systems as well as individual components including: natural flavors, extracts, natural colors, concentrates, sweetening systems, specialty ingredients and seasonings for the food and beverage industry.  WILD’s innovations consist of a broad range of natural products, vast experience and knowledge in providing unique, complete system solutions that create great taste, functionality and value for their customers.

Sunwin International (Sunwin) is one of the leading global suppliers of stevia and is committed to sustainable production and supply of the widest range of high quality stevia extracts available.  Two years ago, WILD and Sunwin created a strategic collaboration focused on the distribution of Sunwin Stevia™ extracts, and the development of world-class stevia related taste modification technologies to support the creation of great-tasting products that are of the highest purity and quality available in the industry.

Mr. Laiwang Zhang, Chairman of Sunwin International stated, “Two years ago we created a partnership with the greatest flavor innovation company in the world in WILD Flavors.  Now we are collaborating with the most recognized leader in the sugar industry in Domino Sugar.  Through quality, innovation and teamwork, our three companies will create great tasting, all natural, sweetener solutions for consumer product companies who are focused on satisfying the latest consumer trends.  We are excited about the future opportunities we will encounter together.”

"With our strength and breadth in natural sweeteners, we are very excited about the opportunity to create new blends and offer the healthy benefits of stevia to consumers,” stated Mr. Brian F. O’Malley, President and Chief Executive Officer of Domino Sugar.  “As we continue to focus on our customers’ demands to provide competitive and natural solutions for their sweetener solutions, Sunwin International and WILD Flavors are the perfect partners and leaders in the stevia industry, as well as innovators in the use of stevia with other ingredients to create great tasting food and beverages.”

Mr. Michael Ponder, Global Chief Executive Officer of WILD Flavors GmbH commented, “With Domino Foods and its affiliates as  suppliers of sugar and sweetening systems, WILD, Domino and Sunwin will benefit from the systems approach to drive the growth of the stevia market meeting the consumers’ growing interest for calorie reduction and  “naturalness.”  WILD has invested substantial time and technical efforts for several years to develop proprietary taste modification technologies for stevia, sugar, and artificial sweeteners, and looks forward to working with Domino and Sunwin for mutual worldwide opportunities for our companies’ and customers.”

About Domino Foods, Inc.
Headquartered in Iselin, NJ, Domino Foods, Inc. is the largest marketer of refined sugar in the U.S. The company is responsible for the sales, marketing and logistics (including the order to cash cycle) for the output of the American Sugar Refining, Inc., C&H Sugar Company, Inc.,  and Okeelanta Corporation (a subsidiary of Florida Crystals Corporation). The company sells through five distribution channels (Industrial, Grocery, Foodservice, Specialty and Export). Products are sold with the following trademarks --Domino®, C&H® and Florida Crystals®.

About WILD Flavors GmbH
WILD Flavors GmbH, based in Zug, Switzerland, is one of the world's leading privately-owned manufacturers of natural ingredients for the food and beverage industry. WILD Flavors provides specific flavors, colors, and ingredients as well as innovative and great tasting concepts through application expertise and technological advancements. For more information about WILD, please visit: www.wildflavors.com or www.wild.de.

About Sunwin International Neutraceuticals, Inc.
Sunwin International Neutraceuticals, Inc. engages in the areas of essential traditional Chinese medicine and zero calorie natural sweeteners (Sunwin Stevia™ Extracts). As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities to meet the needs of consumers throughout the world.  For more info about Sunwin, please visit www.sunwininternational.com.

Safe Harbor Statement
Sunwin International, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

CONTACTS:
Domino Foods Mr. Brian O’Malley President & CEO 120 Wood Avenue Suite 515 Iselin, NJ 08830 (732)590-1180 bomalley@dominofoods.com	WILD Flavors GmbH Dr. Erik Donhowe WILD Flavors, Inc. Chief Operating Officer 1261 Pacific Avenue Erlanger, KY 41018 (859)342-3942 edonhowe@wildflavors.com	Sunwin International Mr. Jeff Reynolds PO Box 1017 Frisco, Texas 75034 (972)377-2339 jreynolds@sunwinusa.com